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                                                                    EXHIBIT 10.8

                        ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") made as of the 1ST day of August, 2003 (the "Effective Date") by and between BIOCHEMICS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("BioChemics"), and VASO ACTIVE PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("VAP", together with BioChemics, the "Parties" and each individually a "Party").

     WHEREAS BioChemics owns a 100 percent interest in VAP but otherwise deals with VAP with respect to all matters on an arm's length basis;

     AND WHEREAS the administrative resources that BioChemics uses in its business are similar to those that are required by VAP for its business and BioChemics is willing to provide such administrative resources to VAP in accordance with the terms and conditions of this Agreement;

     AND WHEREAS the Parties wish to establish the principles which shall henceforth govern the provision by BioChemics to VAP of the services referred to herein at a fair market value for the duration of the term of this Agreement.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants contained herein, it is agreed by and between the Parties as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1 Definitions. For the purposes of this Agreement or any notice, consent, request, authorization, permission, direction or other communication required or permitted to be given hereunder, the following words and phrases shall have the following meanings, respectively, unless the context otherwise requires:

     (a) "Administrative Services" shall have the meaning ascribed thereto at Subsection 2.2.

     (b) "Indemnified Party" shall have the meaning ascribed thereto at
Section 6.1.

     (c) "Indemnifying Party" shall have the meaning ascribed thereto at
Section 6.1.

     (d) "Person" means any individual, sole proprietorship, trust, estate, executor, legal representative, unincorporated association, association, institution, corporation, company, partnership, limited liability company, limited liability partnership, joint venture, government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality division, agency, body or department thereof) or other entity.

     (e) "subsidiary" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the first Person. As used in this definition of the term "subsidiary", and elsewhere herein with respect to any affiliate of any Person, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

     (f) "Services Fee" shall have the meaning ascribed thereto at Section 4.1.

1.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neuter and words used herein imparting the singular number only shall include the plural and vice-versa.

1.3 Headings. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

                                   ARTICLE II
                             ADMINISTRATIVE SERVICES

2.1 Administrative Services. During the term of this Agreement, BioChemics, whether directly or indirectly, shall provide to VAP, either through BioChemics personnel or through qualified personnel hired by BioChemics, all Administrative Services


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reasonably required or requested by VAP which are of a type normally used by
BioChemics in respect of its own business and in a manner and at a level of service consistent with the same services utilized by BioChemics, in order to support, advise and assist in the operations and business affairs of VAP as they may evolve from time to time over the term of this Agreement.

2.2  Description of Administrative Services. Upon and subject to the terms of
Section 2.1, BioChemics shall provide to VAP, at VAP's reasonable request, administrative support services including, but not limited to (i) secretarial support services, (ii) accounting and tax services; (iii) data processing services; (iv) the provision of utilities; (v) the provision and maintenance of designated office space; (vi) the provision of designated warehouse and storage space; (vii) the provision of office supplies; (viii) telephone and computer services and equipment; and (ix) such other office and corporate support services as may be reasonably required by VAP from time to time (each an "Administrative Service" and collectively, the "Administrative Services").

                                   ARTICLE III
                              PROVISION OF SERVICES

3.1 Representations, Warranties and Covenants of BioChemics. BioChemics represents, warrants and covenants to and in favor of VAP that it shall use the same degree of care and skill in the provision of the Administrative Services to VAP as BioChemics uses in providing similar services to itself. Except as aforesaid, BioChemics makes no other representation, warranty or covenant, express or implied, statutory or otherwise, as to the quality, scope or availability of any of the Administrative Services.


                                   ARTICLE IV
                                      FEES

4.1 Services Fee. As consideration for BioChemics performing and providing the Administrative Services in accordance with this Agreement, VAP shall pay to BioChemics a fee equal to BioChemics' fully loaded costs (i.e. including incidental costs) of the Administrative Services provided by BioChemics during a given period, plus a 10% administration fee (the "Services Fee"). Where applicable, the fee associated with a particular Administrative Service shall be calculated on a pro-rated basis, based on the actual portion of such service used by VAP during a given period. The Services Fee shall be paid in full within thirty (30) days of receipt of an invoice from BioChemics. Both Parties agree and acknowledge that the Monthly Fee is a fair and reasonable fee for the provision of the Administrative Services by BioChemics under this Agreement.

                                    ARTICLE V
                              TERM AND TERMINATION

5.1 Term. This Agreement shall become effective on the Effective Date and, except as otherwise provided herein, shall be in effect for an initial term of five (5) years (the "Initial Term") and shall be automatically renewed on each anniversary date hereof for an additional period of twelve (12) months so long as this Agreement has not been terminated as permitted herein.

5.2. Termination by BioChemics. BioChemics may terminate this Agreement for a material breach by VAP (including, but not limited to non-payment of Monthly
Fees) by giving VAP written notice specifying the breach relied on and giving VAP three (3) months to cure such breach. If the default has not been cured at the end of such three (3) month cure period, then, upon written notice thereof to VAP by BioChemics, this Agreement shall terminate. Termination for breach will have no effect on performance obligations or amounts to be paid which have accrued up to the effective date of such termination.

5.3 Termination by VAP. VAP may terminate this Agreement at any time by providing thirty (30) days written notice of such termination to BioChemics.

[5.4 Notwithstanding any other provision of this Agreement, in the event BioChemics ceases to own beneficially, directly or indirectly, such number of the issued and outstanding shares of the capital stock of VAP to which are attached at least forty-nine percent (49%) of the votes that may be cast to elect directors of VAP, then either VAP or BioChemics may terminate the respective rights and obligations of VAP and BioChemics under this Agreement by providing no less than forty-five (45) days prior written notice to the other, as the case may be.]

5.5 Notwithstanding any other provision of this Agreement, in the event that VAP shall have disposed of all or substantially all of its assets, then either VAP or BioChemics may immediately terminate the respective rights and obligations of VAP and BioChemics under this Agreement by providing to the other written notice to that effect.

5.6 Obligations Upon Termination. As soon as reasonably practicable following the date of the termination of this Agreement for any reason, BioChemics shall:


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     (a) Segregate and deliver to VAP all books and records, or copies thereof, pertaining exclusively to VAP used in the course of, or generated by, the provision of the Administrative Services and, after a reasonable period of time sufficient to remove information which does not pertain to the business of VAP, all books and records, or copies thereof, pertaining to VAP used in the course of, or generated by, the provision of the Administrative Services; and

     (b) For a period of ninety (90) days after the termination of this Agreement, provide to and at the option of VAP such Administrative Services as may be reasonably requested by VAP in order to help ensure the continuity of the business of VAP. BioChemics shall be entitled to the payment of fees for any transitional services rendered under this Section 5.6. Such fees shall be calculated and payable in the same manner as the Monthly Fees.


                                   ARTICLE VI
                                    REMEDIES

6.1 Indemnification. Each Party (the "Indemnifying Party") shall indemnify and save harmless the other Party and their directors, officers and employees (individually, an "Indemnified Party") from and against any claims, demands, actions, causes of action, judgments, damages (excluding indirect or consequential damages), losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) which may be made against any Indemnified Party or which any Indemnified Party may suffer or incur as a result of, arising out of, or relating to, any breach of this Agreement by the Indemnifying Party.

6.2 Survival of Indemnification. Each Party's obligations of indemnification under this Agreement shall survive the termination of this Agreement or any termination of any Party's respective rights and obligations under Article II hereof.

6.3 Default Interest. If any Party fails to pay as and when due and payable any amount hereunder (including, without limitation, the Monthly Fees), then such Party shall pay interest to the other Party on such amount from the due date up to and including the date when such amount and all interest thereon are paid in full at the rate of two percent (2%) per annum.

6.4 Waiver of Consequential Damages. Each Party hereby waives any right to recover consequential, punitive, exemplary or similar damages in any arbitration, lawsuit, litigation or proceeding arising out or resulting from this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of arbitration, litigation or other proceeding, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 6.4.

                                   ARTICLE VII
                                  MISCELLAENOUS

7.1 Utilization of Others. For the avoidance of doubt the Parties hereby expressly agree that in providing the Administrative Services hereunder BioChemics may utilize the advice and assistance of such other firms or persons, including its subsidiary or affiliated companies, as it may reasonably determine necessary or appropriate and the costs and expenses of such services shall, without duplication, be recoverable from VAP in accordance with the provisions of this Agreement. It is further agreed that VAP is not required to obtain any of the Administrative Services or any other or similar services exclusively from BioChemics and may utilize the advice and assistance of such other firms or persons, including any subsidiaries or affiliated companies, as it may reasonably determine necessary or appropriate in order to operate its business.

7.2 Research and Development. For the avoidance of doubt, the Parties acknowledge and agree that the Administrative Services contemplated hereunder do not, and shall not be construed so as to, include any transfer, license or grant of rights from BioChemics to VAP in respect of any intellectual property rights (including, without limitation, all domestic and foreign patents, trademarks, copyrights, trade secrets, inventions and know-how) owned, used, developed, leased or licensed by BioChemics or any research and development undertaken by BioChemics (together "Intellectual Property Rights"), PROVIDED ALWAYS that any such Intellectual Property Rights transferred to VAP from BioChemics pursuant to any other agreement shall remain in full force and effect and shall not be affected in any manner by the operation of this Agreement.

7.3 Assignment by BioChemics. Except as provided in this Section 7.3, this Agreement may not be assigned by BioChemics in whole or in part. Notwithstanding the foregoing, at any time during the term hereof, BioChemics may assign this Agreement, upon prior written notice to VAP, to any Person that is and at all times remains a subsidiary of BioChemics, or that merges or consolidates with or into BioChemics or any of its subsidiaries, or that acquires all or substantially all of the assets of BioChemics or of any of its subsidiaries. BioChemics shall cause any Person that merges or consolidates with or into BioChemics or any of its subsidiaries (in the event BioChemics is not the surviving corporation in any such merger or consolidation), or that acquires all or substantially all of the assets of BioChemics, to assume all liabilities and obligation of BioChemics under this Agreement pursuant to


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an instrument in form and substance reasonably satisfactory to VAP. Any purported assignment or transfer of this Agreement in violation of this Section
7.3 shall be void and of no force or effect.

7.4 Assignment by VAP. Except as provided in this Section 7.4, this Agreement may not be assigned by VAP in whole or in part. Notwithstanding the foregoing, at any time during the Term, VAP may assign this Agreement (a) to any lender or lenders as security for obligations to such lender or lenders in respect of financing arrangements of VAP or any affiliate thereof with such lender or lenders, or (b) upon prior written notice to BioChemics, to any Person that is and at all times remains a subsidiary of VAP controlled by VAP, or that merges or consolidates with or into VAP, or that acquires all or substantially all of the assets of VAP. VAP shall cause any Person that merges or consolidates with or into VAP (in the event VAP is not the surviving corporation in any such merger or consolidation), or that acquires all or substantially all of the assets of VAP, to assume all liabilities and obligation of VAP under this Agreement pursuant to an instrument in form and substance reasonably satisfactory to BioChemics. Any purported assignment or transfer of this Agreement in violation of this Section 7.4 shall be void and of no force or effect.

7.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing or by electronic means producing a written record (facsimile machine, telex, telecopier or telegraph), personally-delivered or sent by nationally-recognized overnight courier service, effective upon delivery, or two
(2) days after sending if by overnight courier, addressed as follows:

     If to VAP:

              Vaso Active Pharmaceuticals, Inc.
              99 Rosewood Drive, Suite 260
              Danvers, MA 01923
              Attn.:  John J. Masiz, President
              Telephone Number: 978.750.0090
              Facsimile Number:  978.750.0085

     with a copy to:

              Robinson & Cole LLP
              One Boston Place
              Boston, MA 02108
              Attn.:  David A. Garbus, Esq.
              Telephone Number: (617) 557-5955
              Facsimile Number:  (617) 557-5999

     If to BioChemics:

              BioChemics, Inc.
              99 Rosewood Drive, Suite 260
              Danvers, MA 01923
              Attn.:  John J. Masiz, President
              Telephone Number: 978.750.0090
              Facsimile Number:  978.750.0085

Either Party may change its address or the addressee specified for notices by designating a new address or addressee by notice in accordance with this Section 7.5.

7.6 Amendment; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

7.7 Entire Agreement. This instrument constitutes the entire agreement between the Parties relating to the subject matter hereof and there are no agreements, understandings, conditions, representations or warranties not expressly set forth herein.

7.8 Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, but not the law of conflicts, of the State of Delaware, United States of America.


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7.9  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any term or provision of this Agreement is so broad as to be invalid or unenforceable, the provision shall be interpreted to be only as broad as is valid or enforceable. Subject to the foregoing provisions of this Section 7.9, if any term or provision of this Agreement is invalid or unenforceable for any reason, such circumstances shall not have the effect of rendering such term or provision invalid or unenforceable in any other case or circumstance.

7.10 Counterparts. This Agreement may be signed by the Parties executed in one or more counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above-mentioned.

For:              VASO ACTIVE PHARMACEUTICALS, INC.

Name:    John J. Masiz
Title:   President


Signature:  /s/ John J. Masiz
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Date:    8/26/2004


For:      BIOCHEMICS, INC.

Name:  John J. Masiz
Title: President


Signature: /s/ John J. Masiz
           -----------------

Date:    8/26/2004